UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

Aon — Hewitt Merger

As previously announced, on July 11, 2010, Aon Corporation, a Delaware corporation (“Aon”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), pursuant to which Hewitt agreed to merge with a wholly owned subsidiary of Aon (the “Merger”).

On August 17, 2010, Aon filed with the Securities and Exchange Commission (the “SEC”) a definitive Joint Proxy Statement/Prospectus of Hewitt and Aon (the “Joint Proxy Statement/Prospectus”) in connection with the proposed Merger.

As has previously been described in the Joint Proxy Statement/Prospectus, following the announcement of the Merger Agreement, four putative class action complaints were filed against Hewitt, the Hewitt board of directors, Aon, and/or Alps Merger LLC in Delaware Chancery Court, the United States District Court for the Northern District of Illinois and in Cook County, Illinois Chancery Court and a fifth suit was also filed against Hewitt and the Hewitt board of directors in the Circuit Court of the Nineteenth Judicial Circuit in Lake County, Illinois but did not name Aon (the “Actions”). These complaints alleged generally that the Hewitt defendants breached their fiduciary duties, and that the Aon defendants aided and abetted the Hewitt defendants’ breaches of fiduciary duties, in connection with the Merger by, among other things, negotiating the transaction for what plaintiffs claimed to be inadequate consideration and pursuant to what plaintiffs claimed to be an inadequate process. The relief sought by the various Actions included, among other things, enjoining the proposed Merger, or, to the extent the Merger had already been implemented, rescinding it and/or directing defendants to account for damages sustained by the putative class.

On August 12, 2010, plaintiffs in the two Cook County, Illinois Chancery Court actions filed a motion for consolidation (subsequently corrected on August 13, 2010) which was granted on August 19, 2010.  Plaintiffs in the remaining three actions voluntarily agreed to conduct a single preliminary injunction proceeding in the consolidated Cook County action with all plaintiffs participating and proceeding with expedited discovery in a coordinated fashion.

Subsequently, Aon, the other defendants in the Actions, and the plaintiffs entered into a memorandum of understanding dated as of September 3, 2010, regarding the settlement of the actions described above.  In connection with the settlement, the parties agreed that Aon and Hewitt would make certain disclosures to their stockholders relating to the proposed Merger, in addition to the information contained in the Joint Proxy Statement/Prospectus.  Those additional disclosures are set forth below.

The memorandum of understanding also contemplates that the parties will seek to enter into and present to the Circuit Court of Cook County, Illinois (the “Court”) a stipulation of settlement.  The stipulation of settlement will be subject to customary conditions, including Court approval.  In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court will consider the fairness, reasonableness, and adequacy of the settlement.  There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the parties were to enter into such a stipulation.  In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.  If the Court approves the settlement, the settlement will resolve all of the claims that were or could have been brought in the Actions, including all claims relating to the Merger, the Merger Agreement and any disclosure made in connection therewith.

Aon and the other defendants have vigorously denied, and continue to vigorously deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the Actions, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal burdens and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay in the consummation of the Merger.  Nothing in this document, the parties’ memorandum of understanding or any stipulation of settlement shall be deemed to be an admission of liability or any wrongdoing by any defendant in the Actions nor shall anything in this document, the parties’ memorandum of understanding or any stipulation of settlement be deemed an admission of the materiality of any of the disclosures set forth herein.

These additional disclosures amend and supplement the Joint Proxy Statement/Prospectus and should be read in conjunction with the disclosures contained therein.  To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Joint Proxy Statement/Prospectus, the Current Report on Form 8-K is more current.  Capitalized terms used but not defined in the additional disclosures have the meanings given them in the Joint Proxy Statement/Prospectus.

ADDITIONAL DISCLOSURES

Additional Disclosure Regarding the Background of the Merger

The section entitled “The Merger—Background of the Merger” beginning on page 49 of the Joint Proxy Statement/Prospectus is hereby amended and supplemented as follows:

(i)       The following disclosure supplements the discussion on page 52 of the Joint Proxy Statement/Prospectus concerning the decision of the Hewitt board of directors to engage Citi as financial advisors in connection with the board’s evaluation of Aon’s acquisition proposal:

The Hewitt board’s decision to engage Citi was based on the board’s view that Citi is the leading financial advisory firm in the industry in which Hewitt operates, in terms of both M&A expertise and relevant industry experience.  In particular, in determining to retain Citi, the board considered Citi’s recent participation in a number of significant transactions involving human resources outsourcing and consulting companies, as well as Citi’s understanding of Hewitt and its businesses based on the historical relationship between Hewitt and Citi and the work previously performed by Citi for Hewitt.  In light of these considerations, the Hewitt board did not give serious consideration to retaining any other financial advisors.

(ii)      The following disclosure supplements the discussion on pages 54-55 of the Joint Proxy Statement/Prospectus concerning the June 29, 2010 meeting of the Hewitt board of directors:

The growth initiatives discussed as part of Hewitt’s strategic plan at the June 29, 2010 meeting of the Hewitt board of directors included initiatives to: (1) reinforce Hewitt as the leader in quality and service excellence; (2) develop new consulting and outsourcing services to capitalize on the recent U.S. healthcare reform legislation; (3) grow Hewitt’s Human Resources Business Process Outsourcing business; (4) develop new services oriented more directly to consumers; (5) reinforce and build Hewitt’s position as a global enterprise; and (6) expand Hewitt’s service offerings in the retirement benefits space.  Members of management presented estimates of the potential incremental revenue and operating income for each initiative during the five-year planning period covered by the strategic plan, and discussed the factors affecting the execution risk in the successful implementation of each initiative.  Members of management also discussed the potential acquisition of a leading investment consulting firm to augment Hewitt’s global investment consulting business.  The signing of a definitive agreement by Hewitt and the investment consulting firm was subsequently announced by Hewitt on July 20, 2010, and the transaction was completed on September 1, 2010.

(iii)     The following disclosure supplements the discussion on page 56 of the Joint Proxy Statement/Prospectus concerning the decision of the Hewitt board of directors at its June 30, 2010 meeting to pursue the proposed transaction with Aon without a pre-signing market check:

The Hewitt board’s determination to pursue the proposed transaction without a pre-signing market check, including the board’s decision not to engage in further discussions at this stage with Company X regarding a potential transaction, was based on the following considerations: (1) the concern previously expressed by Mr. Fradin, and shared by the board, that a broader sale process would likely have an adverse impact on Hewitt’s business; (2) Aon’s consistent indications that it was unwilling to participate in such a process or to leave its proposal outstanding if Hewitt were to contact other potential suitors, which the board viewed as sufficiently credible that it did not wish to risk jeopardizing the opportunity to pursue the proposed transaction with Aon; and (3) the board’s belief that appropriate deal protection provisions could be negotiated with Aon, so as to provide the Hewitt board with a meaningful opportunity for considering alternative transaction proposals from any interested party after entering into a definitive agreement with Aon.

(iv)     The following disclosure supplements the discussion on page 56 of the Joint Proxy Statement/Prospectus concerning the formation of the Strategic Review Committee at the June 30, 2010 meeting of the Hewitt board of directors:

In connection with the formation of the Strategic Review Committee, the Hewitt board of directors determined that Mr. Fradin should continue to negotiate the terms of the proposed transaction with Aon on behalf of the Hewitt board, subject to the advice and oversight of the Strategic Review Committee.  This decision was based on the board’s view that Mr. Fradin did not have any conflicts of interest that would prevent him from obtaining the best price reasonably available for the Hewitt stockholders, the board’s confidence in Mr. Fradin’s expertise and experience as a negotiator, the fact that Mr. Case was negotiating the proposed transaction on behalf of Aon’s board, and the active consultative role that would be played by the Strategic Review Committee during the course of the negotiations.

(v)       The following disclosure supplements the discussion on page 58 of the Joint Proxy Statement/Prospectus concerning the update on the status of Aon’s debt financing commitment negotiations provided to the Aon board of directors by representatives of Aon management at the July 9, 2010 meeting of the Aon board:

Also at the July 9, 2010 meeting, representatives of Aon’s senior management advised the Aon board that based on preliminary discussions with the rating agencies, the use of 50% cash and 50% stock consideration to finance the merger on the terms set forth in the financing commitment was expected to maintain Aon’s current investment grade credit ratings of BBB+/Baa2 for the combined company.

(vi)     The following disclosure supplements the discussion on page 59 of the Joint Proxy Statement/Prospectus concerning the update on the status of Aon’s debt financing commitment negotiations provided to the Hewitt board of directors by representatives of Debevoise and Citi at the July 10, 2010 meeting of the Hewitt board:

Also at the July 10, 2010 meeting, representatives of Debevoise and Citi informed the Hewitt board that Aon had indicated that, based on preliminary discussions with the rating agencies, the use of 50% cash and 50% stock consideration to finance the merger on the terms set forth in the financing commitment was expected to maintain Aon’s current investment grade credit ratings of BBB+/Baa2 for the combined company.

(vii)    The following disclosure is inserted immediately following the third full paragraph on page 60 of the Joint Proxy Statement/Prospectus:

Also on July 12, 2010, Aon and Hewitt held an investor conference call and presentation in connection with the proposed transaction.  As part of the investor presentation, the parties discussed the synergies expected to be generated by the proposed transaction, which were expected to amount to approximately $355 million by calendar year 2013, representing approximately 10% of the combined Aon Hewitt’s operating expense base in fiscal year 2009.  The parties indicated that these synergies were expected to result primarily from reduction in a number of areas, such as back-office expenses, public company costs and management and front-office overlap, as well as leverage of technology platforms and offshore capabilities.  The parties also disclosed that the synergies were expected to be phased in approximately as follows: 66% in 2011, 92% in 2012 and 100% in 2013.

Additional Disclosure Regarding the Opinion of Aon’s Financial Advisor

The subsection entitled “The Merger—Opinion of Aon’s Financial Advisor” beginning on page 69 of the Joint Proxy Statement/Prospectus is hereby amended and supplemented as follows:

(i)  The following disclosure supplements the second paragraph under the subheading “Hewitt Analyses—Hewitt Selected Public Companies Analysis” on pages 72-73 of the Joint Proxy Statement/Prospectus:

Using the closing stock price as of July 7, 2010, Credit Suisse calculated Hewitt’s enterprise value as a multiple of calendar years 2010 and 2011 estimated EBITDA and stock price as a multiple of calendar years 2010 and 2011 estimated EPS to be 4.8x, 4.6x, 11.6x and

10.4x, respectively.  Information regarding the multiples used in Credit Suisse’s analysis of selected companies is set forth in the following table:

Selected Companies Multiples
Multiple	Low	Mean	Median	High
Professional Services / Specialty Consulting
Enterprise Value/2010E EBITDA	5.3x	7.1x	6.9x	10.1x
Enterprise Value/2011E EBITDA	4.9x	6.2x	5.5x	9.2x
Price/2010E EPS	10.4x	13.8x	11.9x	22.6x
Price/2011E EPS	9.1x	11.6x	9.8x	16.0x
HR Outsourcing
Enterprise Value/2010E EBITDA	8.6x	9.5x	9.3x	10.5x
Enterprise Value/2011E EBITDA	7.4x	8.5x	8.1x	9.9x
Price/2010E EPS	16.4x	23.2x	19.1x	34.3x
Price/2011E EPS	15.3x	18.7x	18.1x	22.9x
IT Services
Enterprise Value/2010E EBITDA	3.3x	6.4x	5.6x	12.0x
Enterprise Value/2011E EBITDA	3.1x	5.8x	4.9x	10.8x
Price/2010E EPS	8.6x	13.9x	13.4x	19.6x
Price/2011E EPS	8.1x	11.8x	11.6x	15.3x

Credit Suisse estimated the following reference ranges of the selected multiples for the selected companies:

Multiple	Selected Multiple Reference Ranges
Enterprise Value/2010E EBITDA	4.5x - 7.0x
Enterprise Value/2011E EBITDA	4.0x - 6.5x
Price/2010E EPS	11.0x - 13.5x
Price/2011E EPS	10.0x - 12.5x

(ii)  The following disclosure supplements the final paragraph under the subheading “Hewitt Analyses—Hewitt Selected Transactions Analysis” on pages 73-74 of the Joint Proxy Statement/Prospectus:

Information regarding the multiples used in Credit Suisse’s analysis of selected transactions is set forth in the following table:

Selected Transactions Multiples
Multiple	Low	Mean	Median	High
Enterprise Value/LTM EBITDA	5.4x	10.9x	10.8x	17.2x

Credit Suisse estimated the following reference range of selected multiples for the selected transactions:

Multiple	Selected Multiple Reference Ranges
Enterprise Value/LTM EBITDA	7.0x - 8.5x

LTM EBITDA estimates provided by Aon’s management and used by Credit Suisse in its analysis of selected transactions were as of September 30, 2010 as well as June 30, 2010.

(iii)  The following disclosure supplements the first paragraph under the subheading “Hewitt Analyses—Hewitt Discounted Cash Flow Analysis” on page 74 of the Joint Proxy Statement/Prospectus:

The unlevered, after-tax free cash flows for Hewitt from the fourth quarter of 2010 through calendar year 2014 used in Credit Suisse’s discounted cash flow analysis of Hewitt were defined as EBITDA less taxes, capital expenditures and changes in net working capital.  The range of multiples from 4.25x to 6.75x to the 2015 estimated EBITDA of Hewitt used by Credit Suisse to calculate estimated terminal values of Hewitt in 2015 was selected based on Credit Suisse’s experience and judgment as well as a review of Hewitt’s and other companies’ current and historical trading multiples reviewed in connection with the companies identified under the caption “Hewitt Selected Public Companies Analysis.”  The discount rates ranging from 7.0% to 10% used by Credit Suisse to calculate the present value of the cash flows and terminal values were selected based on Hewitt’s weighted average cost of capital (estimated by Credit Suisse following a review of Hewitt and the selected companies described herein).

(iv)  The following disclosure supplements the second paragraph under the subheading “Aon Financial Analysis—Aon Selected Public Companies Analysis” on pages 74-75 of the Joint Proxy Statement/Prospectus:

Information regarding the multiples used in Credit Suisse’s analysis of selected companies is set forth in the following table:

Selected Companies Multiples
Multiple	Low	Mean	Median	High
Enterprise Value/2010E EBITDA	7.9x	8.3x	8.4x	8.7x
Enterprise Value/2011E EBITDA	7.1x	7.6x	7.6x	8.0x
Price/2010E EPS	11.3x	14.8x	13.8x	18.2x
Price/2011E EPS	10.2x	13.1x	12.4x	16.6x

Credit Suisse estimated the following reference ranges of the selected multiples for the selected companies:

Multiple	Selected Multiple Reference Ranges
Enterprise Value/2010E EBITDA	7.0x - 8.0x
Enterprise Value/2011E EBITDA	6.5x - 7.5x
Price/2010E EPS	11.0x - 13.5x
Price/2011E EPS	10.0x - 12.5x

(v)  The following disclosure supplements the first paragraph under the subheading “Aon Financial Analysis—Aon Discounted Cash Flow Analysis” on page 75 of the Joint Proxy Statement/Prospectus:

The stand-alone, unlevered, after-tax free cash flows for Aon from the fourth quarter of 2010 through calendar year 2014 used in Credit Suisse’s discounted cash flow analysis of Aon were defined as EBITDA less taxes, capital expenditures and changes in net working capital.  The range of multiples from 6.75x to 7.75x to the 2015 estimated EBITDA of Aon used by Credit Suisse to calculate estimated terminal values of Aon in 2015 was selected based on Credit Suisse’s experience and judgment as well as a review of Aon’s and other companies’ current and historical trading multiples reviewed in connection with the companies identified under the caption “Aon Selected Public Companies Analysis.”  The discount rates ranging from 7.0% to 8.5% used by Credit Suisse to calculate the present value of the cash flows and terminal values were selected based on Aon’s weighted average cost of capital (estimated by Credit Suisse following a review of Aon and the selected companies described herein).

Additional Disclosure Regarding the Opinion of Hewitt’s Financial Advisor

The section entitled “The Merger—Opinion of Hewitt’s Financial Advisor” beginning on page 76 of the Joint Proxy Statement/Prospectus is hereby amended and supplemented as follows:

(i)       The following disclosure is inserted immediately following the final paragraph under the subheading “Valuation Analyses of Hewitt—Selected Public Company Trading Multiples” on page 82 of the Joint Proxy Statement/Prospectus:

Citi also compared certain operating statistics of Hewitt and the selected companies, including (i) net revenue growth as estimated for calendar years 2009 to 2010 and calendar years 2010 to 2011, (ii) estimated EBITDA margin for calendar years 2010 and 2011, and (iii) estimated EBIT margin for calendar years 2010 and 2011.  Estimated financial data of the selected companies were based on research analysts’ estimates, public filings and other publicly available information.  Estimated financial data of Hewitt were based on internal estimates of Hewitt’s management.  The following sets forth the results of this comparison:

	Comparable Company Percentage Range
	Low	High	Hewitt
Net Revenue Growth
CY 2009 – 2010 (estimated)	(0.9)%	1.7%	2.5%
CY 2010 – 2011 (estimated)	2.5%	8.1%	3.5%
EBITDA Margin
CY 2010 (estimated)	15.7%	40.6%	21.6%
CY 2011 (estimated)	15.7%	41.2%	21.7%
EBIT Margin
CY 2010 (estimated)	12.1%	36.4%	16.0%
CY 2011 (estimated)	13.1%	37.2%	16.5%

(ii)      The chart immediately following the second paragraph under the subheading “Valuation Analyses of Hewitt—Selected Public Company Trading Multiples” on page 82 of the Joint Proxy Statement/Prospectus is supplemented to include mean and median information for the comparable company multiples and, as so supplemented, reads in its entirety as follows:

	Comparable Company Multiple Range				Selected Multiple Range		Valuation Range
	Low	Mean	Median	High	Low	High	Low	High
Firm Value /
EBITDA CY 2010 (estimated)	5.3x	8.1x	8.0x	11.1x	5.5x	7.5x	$37.11	$49.77
EBITDA CY 2011 (estimated)	5.0x	7.6x	7.6x	10.4x	5.0x	7.0x	$34.76	$47.75
Firm Value /
EBIT CY 2010 (estimated)	6.3x	9.3x	9.2x	12.3x	6.5x	8.5x	$32.43	$41.70
EBIT CY 2011 (estimated)	5.9x	8.7x	8.6x	11.5x	6.0x	8.0x	$31.55	$41.30
Stock Price /
EPS CY 2010 (estimated)	11.1x	15.4x	15.6x	19.4x	11.5x	14.0x	$33.26	$40.50
EPS CY 2011 (estimated)	10.2x	14.3x	14.3x	18.3x	10.5x	13.0x	$33.29	$41.21

(iii)     The chart immediately following the second paragraph under the subheading “Valuation Analyses of Hewitt—Precedent Transaction Multiples” on page 83 of the Joint Proxy Statement/Prospectus is supplemented to include mean and median information for the precedent transaction multiples and, as so supplemented, reads in its entirety as follows:

	Precedent Transaction Multiple Range				Selected Multiple Range		Valuation Range
	Low	Mean	Median	High	Low	High	Low	High
Firm Value /
LTM Revenue	0.6x	1.5x	1.4x	3.1x	1.0x	1.5x	$31.80	$46.56
LTM EBITDA	4.7x	10.1x	9.8x	17.4x	8.0x	10.0x	$49.63	$61.46
LTM EBIT	6.4x	14.3x	12.6x	20.7x	10.0x	13.0x	$44.46	$57.11
Stock Price /
NTM Earnings Per Share	15.2x	19.3x	16.2x	28.6x	15.0x	17.0x	$45.75	$51.85

(iv)     The first paragraph under the subheading “Valuation Analyses of Hewitt—Discounted Cash Flow Analysis” on page 84 of the Joint Proxy Statement/Prospectus is replaced with the following:

Citi performed a discounted cash flow analysis to calculate the estimated present value of the standalone unlevered, after-tax free cash flow that Hewitt could generate for the remainder of calendar year 2010 through calendar year 2014. Unlevered free cash flows were calculated as net operating profit after tax, plus depreciation and amortization expense, plus changes in net working capital, less capital expenditures, plus tax effected net-interest expense.  The analysis was based on Hewitt’s public filings and internal estimates provided by Hewitt’s management.  Estimated terminal values for Hewitt were calculated by applying a range of EBITDA terminal value multiples of 5.5x to 7.5x to Hewitt’s calendar year 2014 estimated EBITDA (which corresponded to implied perpetuity growth rates ranging from (0.5%) to 3.2%).  The cash flows and terminal values were then discounted to present value using discount rates ranging from 9.0% to 10.5%, which were derived using a capital asset pricing model based on an industry peer group.  Based on this analysis, Citi calculated the following implied per share equity reference ranges for Hewitt common stock, shown as compared to the per share aggregate merger consideration based on (i) the closing prices of Hewitt common stock and Aon common stock on July 9, 2010 and (ii) the average closing prices of Hewitt common stock and Aon common stock in the 1-year period ending July 9, 2010:

(v)       The following disclosure supplements the first paragraph under the subheading “Valuation Analyses of Hewitt—Leveraged Buyout Analysis” on page 84 of the Joint Proxy Statement/Prospectus is replaced with the following:

For purposes of this analysis, Citi assumed (i) an initial leverage ratio of 5.0 times LTM EBITDA as estimated as of December 31, 2010 and (ii) a 10% average interest rate for new debt.

(vi)     The chart immediately following the second paragraph under the subheading “Valuation Analyses of Aon and the Merger Consideration—Selected Public Company Trading Multiples” on page 85 of the Joint Proxy Statement/Prospectus is supplemented to include median information for the comparable company multiples and, as so supplemented, reads in its entirety as follows:

	Comparable Company Multiple Range			Selected Multiple Range		Valuation Range
	Low	Median	High	Low	High	Low	High
Firm Value /
EBITDA CY 2010 (estimated)	8.0x	8.0x	8.4x	7.5x	8.5x	$39.92	$45.81
EBITDA CY 2011 (estimated)	6.7x	7.5x	7.8x	6.5x	7.5x	$37.28	$43.66
Stock Price /
EPS CY 2010 (estimated)	11.5x	13.9x	18.4x	12.0x	15.0x	$39.00	$48.75
EPS CY 2011 (estimated)	10.3x	12.2x	16.9x	10.5x	14.0x	$37.26	$49.68

(vii)    The first paragraph under the subheading “Valuation Analyses of Aon and the Merger—Discounted Cash Flow Analysis” on page 86 of the Joint Proxy Statement/Prospectus is replaced with the following:

The cash flows and terminal values calculated through Citi’s discounted cash flow analysis of Aon were then discounted to present value using discount rates ranging from 8.0% to 9.5%, which were derived using a capital asset pricing model based on an industry peer group.

Northrop Grumman Litigation

Aon Risk Services, Inc. of Southern California (now known as Aon Risk Insurance Services West, Inc.) (“Aon RISW”) provides insurance brokerage services to Northrop Grumman Corporation (“Northrop”).  Aon RISW placed Northrop’s excess property insurance program for the period covering 2005.  Northrop suffered a substantial loss in August 2005 when Hurricane Katrina damaged Northrop’s facilities in the Gulf states.   Northrop’s excess insurance carrier, Factory Mutual Insurance Company (“Factory Mutual”), denied coverage for the claim pursuant to a flood exclusion.  Northrop sued Factory Mutual in the United States District Court for the Central District of California and later sought to add Aon RISW as a defendant, asserting that if Northrop’s policy with Factory Mutual does not cover the losses suffered by Northrop stemming from Hurricane Katrina, then Aon RISW will be responsible for Northrop’s losses.  On August 26, 2010, the court granted in large part Factory Mutual’s motion for partial summary judgment regarding the applicability of the flood exclusion.  Northrop retains the right to appeal from that decision.  The court also denied Northrop’s motion to add Aon RISW as a defendant in the federal lawsuit.  Northrop retains the rights either to appeal that decision or to file suit against Aon RISW in state court.  Aon believes that it has meritorious defenses and will vigorously defend itself if a lawsuit is filed.  The outcome of any lawsuit, and the amount of any losses or other payments that may result, cannot be predicted at this time.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of stockholders of Hewitt to approve the proposal to adopt the merger agreement; the failure of the stockholders of Aon to approve the proposal to approve the issuance of shares of Aon common stock to Hewitt stockholders in the merger; the loss of key Aon or Hewitt employees following the merger; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships with customers, partners and others; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could impact revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; changes in the funding status of Aon’s various defined benefit pension plans and the impact of any increased pension funding resulting from those changes; Aon’s ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings; the impact on risk and insurance services commission revenues of changes in the availability of, and the premium insurance carriers charge for, insurance and reinsurance products, including the impact on premium rates and market capacity attributable to catastrophic events; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon or Hewitt; the extent to which Aon and Hewitt retain existing clients and attract new businesses; the extent to which Aon and Hewitt manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon and Hewitt currently provide, or will provide in the future, to clients; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon and Hewitt operate, particularly given the global scope of Aon’s and Hewitt’s businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon and Hewitt do business; and the ability to realize the anticipated benefits to Aon of the Benfield merger.  Further information concerning Aon, Hewitt, and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”).  See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval.  This communication is being made in respect of the proposed transaction involving Aon and Hewitt.  In connection with the proposed merger, Aon filed with the SEC a definitive joint proxy statement, which also constitutes a prospectus of Aon.  The joint proxy statement/prospectus was mailed to Aon stockholders and Hewitt stockholders on or about August 19, 2010. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed by either Aon or Hewitt with the SEC when they become available because they contain and will contain important information about the proposed transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Aon by directing a request to Aon at Aon Corporation, 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations, and by accessing Hewitt’s website at www.hewitt.com under the heading “Investor Relations” and then under the link “Reports & SEC Filings” and from Hewitt by directing a request to Hewitt at Hewitt Associates, Inc., 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: Investor Relations.

Aon and Hewitt and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Aon’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2010. You can find information about Hewitt’s directors and executive officers in its definitive proxy statement filed with the SEC on December 16, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive joint proxy statement/prospectus filed by Aon with the SEC and will be contained in other relevant materials to be filed by Aon or Hewitt with the SEC when they become available. You can obtain free copies of these documents from Aon and Hewitt using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon Corporation

By:	/s/ Ram Padmanabhan
Ram Padmanabhan
Vice President and Chief Counsel – Corporate

Date: September 3, 2010